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As filed with the Securities and Exchange Commission on August 24, 2001

Registration No. 333-64616

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MILLS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	52-1802283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
(703) 526-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas E. Frost
Executive Vice President, Secretary and General Counsel
The Mills Corporation
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
(703) 526-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:
Alan L. Dye, Esq.
Suzanne A. Barr, Esq.
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, $0.01 par value	3,262,031	$24.275	$79,185,802.53	$19,796.45

(1)
This registration statement covers the resale by the selling stockholders of up to an aggregate of 3,262,031 shares of common stock, $0.01 par value, of The Mills Corporation, which the selling stockholders may acquire upon the conversion of 750,000 shares of Series A Cumulative Convertible Preferred Stock outstanding, the exercise of an outstanding warrant issued in connection with the issuance of the Series A Cumulative Convertible Preferred Stock or a combination of the foregoing.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on July 2, 2001.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

3,262,031 SHARES

THE MILLS CORPORATION

COMMON STOCK

    This is an offering of up to an aggregate of 3,262,031 shares of common stock of The Mills Corporation by the selling stockholders identified in this prospectus. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. The selling shareholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

    Although we will incur expenses in connection with the registration of the common stock, we will not receive any proceeds from the sale of the shares offered by the selling stockholders.

    Our common stock is listed on the New York Stock Exchange under the symbol "MLS." On August 22, 2001, the last reported sale price for our common stock on the New York Stock Exchange was $24.20 per share.

    For risks relating to an investment in our common stock, see our Current Report on Form 8-K filed on August 24, 2001.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2001.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information." You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

    As used in this prospectus, the terms "Mills," "company," "we," "our" or "us" mean The Mills Corporation and its direct and indirect subsidiaries, including The Mills Limited Partnership, or Mills LP, and Management Associates Limited Partnership, and MillsServices Corp., which we consolidate for financial reporting purposes, unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the Commission's public reference room:

    450 Fifth Street, N.W.
    Room 1024
    Washington, D.C. 20549

    Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.

    Our Commission filings can also be read at the following address:

    New York Stock Exchange
    20 Broad Street
    New York, New York 10005

    Our Commission filings are also available to the public on the Commission's web site at http://www.sec.gov.

    The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the offered securities to which this prospectus relates have been sold or the offering is otherwise terminated.

  1.
  Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed on March 28, 2001), as amended by Form 10-K/A (filed on August 10, 2001 and August 14, 2001).

  2.
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 (filed on May 15, 2001), as amended by Form 10-Q/A (filed on August 10, 2001), and for the quarter ended June 30, 2001 (filed on August 13, 2001).

  3.
  Current Reports on Form 8-K (filed on April 30, 2001 (excluding the information furnished under Item 9), July 13, 2001 and August 24, 2001).

  4.
  Description of our common stock included in our Registration Statement on Form 8-A (filed on April 11, 1994), which incorporates by reference a description of our common stock from our Registration Statement on Form S-11 (File No. 33-71524, filed on April 11, 1994), which description we also incorporate by reference into this prospectus.

    You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (703) 526-5000 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

    Secretary
    The Mills Corporation
    1300 Wilson Boulevard, Suite 400
    Arlington, Virginia 22209

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some statements made in this prospectus may constitute, and the documents incorporated by reference may contain, "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations and are not guarantees of future performance.

    Forward-looking statements, which often can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "would be," or "continue" or the negative thereof or other variations thereon or comparable terminology, are subject to numerous risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends, and uncertainties are:

  •
  the general economic climate;

  •
  the supply and demand for retail properties;

  •
  interest rate levels;

  •
  the availability of financing; and

  •
  other risks associated with the development, acquisition, and operation of retail properties, including those risks described in our Current Report on Form 8-K filed on August 24, 2001 and risks that the development of a project may not be completed on schedule, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated.

    We undertake no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE COMPANY

    We own interests in, develop, redevelop, lease, acquire, expand and manage a portfolio currently consisting of 13 super-regional, retail and entertainment oriented centers, which we refer to as the "Mills" or "Block" projects, a community shopping center and a portfolio of 46 single tenant retail properties, subject to net leases, that operate as CVS pharmacies. We are the sole general partner of Mills LP. We conduct all of our business through Mills LP, in which we own, as of July 31, 2001, a 1% interest as the sole general partner and an approximate 59.3% interest as a limited partner. We are a publicly traded, self-managed real estate investment trust, or REIT, and have been a REIT since completion of our initial public offering in April 1994. Prior to that time, our assets, which then consisted of four Mills and ten community centers, were each held by individual partnerships.

    We maintain our executive offices at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Our telephone number is (703) 526-5000. We also maintain a web site at www.millscorp.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus.

SECURITIES TO BE OFFERED

    This is an offering of up to an aggregate of 3,262,031 shares of common stock of The Mills Corporation by the selling stockholders described below under the heading "Selling Stockholders." The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares.

USE OF PROCEEDS

    We will not receive any of the proceeds from sales of the offered shares by the selling stockholders. We have agreed to pay all expenses of effecting the registration of the offered shares, other than underwriting discounts, sales and commissions, fees and disbursements of counsel for the selling stockholders exceeding an aggregate maximum of $10,000, and transfer taxes attributable to the sale of the offered shares, which will be paid by the selling stockholders. To the extent our shares of common stock are issued to the selling stockholders from the exercise of the warrant, we will receive proceeds of $25 per share from the exercise of the warrants, and these proceeds will be used for general corporate purposes.

SELLING STOCKHOLDERS

    This prospectus relates to the offer and sale from time to time of up to an aggregate of 3,262,031 shares of our common shares by iStar Preferred Holdings LLC, and any of its transferees, assignees, donees, distributees, pledgees or other successors in interest. We refer to these holders in this prospectus collectively as the selling stockholders.

    We sold 750,000 shares of Series A Cumulative Convertible Preferred Stock and a related warrant, which the common stock underlies, in April and May, 2001 to iStar. The selling stockholders may convert series A preferred stock held by them into common stock at any time. The selling stockholders may exercise the warrant only if the Company exercises its option to repurchase the series A preferred stock. The warrant expires on November 12, 2003.

    In connection with the sale of our series A preferred stock, we entered into a registration rights agreement with iStar to register for resale shares of common stock issuable upon conversion of the series A preferred stock and exercise of the warrant. The 3,262,031 shares of common stock being offered by this prospectus are calculated in accordance with our registration obligations under the registration rights agreement. The offered shares represent approximately 10.3% of the number of shares of our common stock outstanding as of August 23, 2001, after giving effect to their issuance. The actual number of shares of common stock issuable upon conversion of the series A preferred stock is computed by:

  •
  multiplying the number of shares of series A preferred stock by the series A conversion value, which is the amount necessary to generate a specified internal rate of return, as described in the certificate of designations of the series A preferred stock, and

  •
  dividing the product by $25.00, which will be adjusted for stock splits, stock dividends and reverse stock splits.

    The number of shares of common stock determined using the above formula represents the aggregate number of shares of common stock issuable from time to time whether upon the conversion of the series A preferred stock, the exercise of the warrant or a combination of the foregoing. The warrant is exercisable for that number of shares of common stock that would be issuable if the number of shares of repurchased series A preferred stock that triggered the exercise of the warrant had been converted into common stock rather than repurchased.

    In accordance with our obligations under the registration rights agreement, we are registering that number of shares that would be issuable assuming:

  •
  the conversion of all outstanding shares of series A preferred stock on the date immediately after the third anniversary of their initial issuance, and

  •
  no events of default occur that would result in an increase in the internal rate of return used in calculating payments due on the series A preferred stock.

Shares of series A preferred stock or units of Mills LP may remain issued and outstanding after the third anniversary of the issuance of the series A preferred stock. In that case, or if an event of default occurs that results in an increase in the internal rate of return used in calculating payments due on the series A preferred stock, then the number of shares offered by this prospectus would be insufficient to cover all of the shares of common stock which the selling stockholders may hold upon conversion and/or exercise, as the case may be. We are obligated to register the additional shares necessary to cover all shares of common stock that the selling stockholders may acquire upon conversion and/or exercise.

    On the date of this prospectus, iStar holds 750,000 shares of series A preferred stock, constituting all of our issued and outstanding series A preferred stock. At August 23, 2001, these shares of series A preferred stock were convertible into approximately 3,019,975 shares of our common stock, representing approximately 9.7% of the number of shares of our common stock outstanding on that date. The selling stockholders may sell all or some of the offered shares and the actual number of shares held and available for resale by the selling stockholders depends on the timing of the conversion and/or exercise, as the case may be. In addition, the selling stockholders may acquire shares of our capital stock. As a result, no estimate can be made of the number of offered shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. We cannot assure you that the selling stockholders will sell any of the offered shares. If the selling stockholders sell all of the offered shares and do not acquire additional shares in the open market, they may not beneficially own any shares of our common stock.

PLAN OF DISTRIBUTION

    We will not receive any proceeds from the offering by the selling stockholders. Any of the selling stockholders may from time to time in one or more transactions, or a series of transactions, sell all or a portion of the offered shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which our shares of common stock are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the offered shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

  •
  a block trade in which a broker-dealer engaged will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  an exchange distribution in accordance with the rules of the New York Stock Exchange;

  •
  the writing of options, whether the options are listed on an options exchange or otherwise;

  •
  the settlement of short sales;

  •
  privately-negotiated transactions; and

  •
  underwritten transactions.

    From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the offered shares. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The selling stockholders may also transfer the offered shares by gift, partnership distribution or other non-sale related transfer, in which case the donees, transferees or other successors-in-interest will be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes any of the above actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged.

    In connection with the distribution of the offered shares, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with these hedging transactions, broker-dealers may engage in short sales of the offered shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the offered shares short and redeliver the offered shares to close out the short positions. The selling stockholders also may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the offered shares. The selling stockholders may also loan or pledge the offered shares to a broker-dealer, and the broker-dealer may sell the offered shares so loaned or, upon a default, the broker-dealer may effect sales of the offered shares that are pledged. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

    The selling stockholders and any underwriters, dealers or agents participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the offered shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act of 1933.

    When a selling stockholder elects to make a particular offer of offered shares, this prospectus and a prospectus supplement, if required, may be distributed through the facilities of the New York Stock Exchange under Rule 153 of the Securities Act of 1933. A prospectus supplement, if required, will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting underwriting compensation from the selling stockholder and any other required information.

    We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including

  •
  all registration and filing fees,

  •
  printing expenses and fees,

  •
  disbursements of counsel and accountants for us, and

  •
  fees and disbursements of counsel for the selling stockholders in amounts up to an aggregate maximum of $10,000.

    The selling stockholders will pay:

  •
  any underwriting discounts, sales and commissions,

  •
  fees and disbursements of counsel for the selling stockholders exceeding an aggregate maximum of $10,000, and

  •
  transfer taxes, if any.

    Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered shares may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act of 1933, or may be entitled to contributions from us towards payments which the underwriters, dealers or agents may be required to make. We have also agreed to indemnify each of the selling stockholders and their respective officers, directors, partners, employees, agents and representatives of, and each person who controls, within the meaning of the Securities Act, any selling stockholder against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, arising under the securities laws in a number of circumstances in connection with this offering. Each of the selling stockholders has agreed to indemnify us, our officers, directors, employees, agents, representatives and each person who controls, within the meaning of the Securities Act of 1933, our company against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling stockholder expressly for use in the registration statement of which this prospectus is a part. The indemnification obligation of each selling stockholder is several, not joint.

    The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M. This regulation may limit the timing of purchases and sales of any of the offered shares by the selling stockholders. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of offered shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the offered shares and the ability of any person or entity to engage in market-making activities for the offered shares.

    To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. In addition, any offered shares covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K/A for the year ended December 31, 2000, as set forth in their report thereon included therein and incorporated herein by reference. Our consolidated financial statements and schedule, are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

    In connection with this prospectus, Hogan & Hartson L.L.P., Washington, D.C., has provided its opinion as to the validity of the issuance of the offered shares and as to the qualification of The Mills Corporation as a REIT for federal income tax purposes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$19,796.45
Accounting Fees and Expenses	$8,000.00
Legal Fees and Expenses	$75,000.00
Printing Expenses	$2,500.00
Miscellaneous	$3,000.00

Total	$108,296.45

Item 15. Indemnification of Directors and Officers

    Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

    The Certificate of Incorporation and Bylaws of The Mills Corporation (the "Company") provide for mandatory indemnification of directors and officers to the maximum extent permitted by the Delaware Law. The Company has obtained directors and officers liability insurance.

    The Company has entered into indemnification agreements with each of the Company's directors, some of whom are also officers of the Company. Under these agreements, the Company has agreed to indemnify its directors to the fullest extent permitted by law for damages and expenses incurred in connection with actual or threatened legal proceedings related to the indemnified party's service to the Company. The Company is obligated under these agreements to advance certain expenses to the indemnified parties as they are incurred, subject to reimbursement if it is subsequently determined that the indemnified party was not entitled to indemnification. The Company also is obligated to pay expenses incurred by an indemnified party in establishing a right to indemnification under the respective indemnification agreement. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Certificate of Incorporation and the Bylaws, the agreements provide greater assurance to indemnified parties that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide to the indemnified parties.

II–1

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, is unenforceable. In addition, indemnification may be limited by state securities laws.

    The partnership agreement of The Mills Limited Partnership also provides for similar indemnification of the Company, in its capacity as the general partner of The Mills Limited Partnership, and its officers and directors, to the maximum extent provided by the Delaware Revised Uniform Limited Partnership Act.

Item 16. Exhibits

    The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

    The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II–2

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Virginia, on August 24, 2001.

THE MILLS CORPORATION a Delaware Corporation
By:	/s/ LAURENCE C. SIEGEL Laurence C. Siegel Chairman of the Board of Directors, Chief Executive Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons, in the capacities indicated below on August 24, 2001:

Signatures	Title

/s/ LAURENCE C. SIEGEL Laurence C. Siegel	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)
* Peter B. McMillan	President, Chief Operating Officer and Director
* James F. Dausch	Senior Executive Vice-President - Development and Director
* Kenneth R. Parent	Executive Vice President - Finance and Chief Financial Officer (principal financial officer and principal accounting officer)
Dietrich Von Boetticher	Vice Chairman and Director
* John M. Ingram	Vice Chairman and Director
* Charles R. Black, Jr.	Director

II–3

* James C. Braithwaite	Director
* Joseph B. Gildenhorn	Director
* Harry H. Nick	Director
* Franz von Perfall	Director
Robert P. Pincus	Director
Cristina L. Rose	Director

*
Laurence C. Siegel, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.
/s/ LAURENCE C. SIEGEL
Laurence C. Siegel, Attorney-in-fact

II–4

EXHIBIT INDEX

Exhibit Number	Exhibit Description
*4.1	Specimen Common Stock Certificate of The Mills Corporation
*4.2
Agreement dated March 15, 1994, among Richard L. Kramer, the A.J. 1989 Trust, the Irrevocable Intervivos Trust for the Benefit of the Kramer Children, the N Street Investment Trust, Equity Resources Associates, Herbert S. Miller, The Mills Corporation and The Mills Limited Partnership
**4.3	Non-Affiliate Registration Rights and Lock-Up Agreement
**4.4	Affiliate Registration Rights and Lock-Up Agreement
^4.5	Specimen Series A Cumulative Convertible Preferred Stock Certificate of The Mills Corporation
^4.6	Amended and Restated Contingent Securities Purchase Warrant
^4.7	Registration Rights Agreement, dated as of April 27, 2001, between The Mills Corporation and iStar Preferred Holdings LLC ("iStar")
^4.8	Amendment No. 1 to Registration Rights Agreement, dated as of May 11, 2001, between The Mills Corporation and iStar
^4.9	Amended and Restated Ownership Limit Waiver Agreement, dated as of May 11, 2001, between The Mills Corporation and iStar
+4.10	Securities Purchase Agreement, dated as of April 27, 2001, between The Mills Corporation and iStar
+4.11	Amendment No. 1 to Securities Purchase Agreement, dated as of May 11, 2001, between The Mills Corporation and iStar
5.1	Opinion of Hogan & Hartson L.L.P.
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP
++99.1	Certificate of Designations, Preferences and Rights Relating to the Series A Cumulative Convertible Preferred Stock of The Mills Corporation
#99.2	Description of Material Federal Income Tax Considerations

*
Incorporated by reference to the registrant's Registration Statement on Form S-11, Registration No. 33-71524, which was declared effective by Securities and Exchange Commission on April 14, 1994.

**
Incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1994.

^
Incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the first quarter ended March 31, 2001.

II–5

+
Incorporated by reference to the registrant's Quarterly Report on Form 10-Q/A for the first quarter ended March 31, 2001 filed with the Securities and Exchange Commission on August 10, 2001.

++
Previously filed.

#
Incorporated by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2001.

II–6

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
SECURITIES TO BE OFFERED
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX